                            SCHEDULE 14C INFORMATION
               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

         Check the appropriate box:
         [ ]        Preliminary Information Statement
         [ ]        Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
         [X]        Definitive Information Statement

                           SCORES HOLDING COMPANY INC.
                ------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

         (1) Title of each class of securities to which transaction applies:

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         (2) Aggregate number of securities to which transaction applies:

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         (3)      Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4) Proposed maximum aggregate value of transaction:

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         (5) Total fee paid:

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[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

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         (4) Date Filed:


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                           SCORES HOLDING COMPANY INC.

                               150 E. 58th Street
                               NEW YORK, NY 10022

                              INFORMATION STATEMENT

                                  MARCH 3, 2003

         This Information Statement is being furnished to stockholders of Scores Holding Company, Inc., a Utah corporation (the "Company"), to advise them of corporate action taken without a meeting by less than unanimous written consent of stockholders to amend the Articles of Incorporation of the Company to increase its authorized capitalization from 50,000,000 shares of common stock, $.001 par value per share to 500,000,000 shares of common stock, $.001 par value per share and 10,000,000 shares of preferred stock, $.0001 par value per share. A copy of the Articles of Amendment to the Articles of Incorporation of the Company is attached to this Information Statement

         Our Board of Directors fixed the close of business on February 4, 2003 as the record date for the determination of stockholders entitled to vote on the proposal to amend the Articles of Incorporation of the Company. On February 4, 2003 there were 21,144,325 shares of our common stock issued and outstanding. The Amendment to the Articles of Incorporation of the Company requires the affirmative vote of a majority of the outstanding shares of our common stock. Each share of common stock is entitled to one vote on the proposed amendment.

         The Board of Directors of the Company, by written consent on February 3, 2003 has approved, and stockholders holding an aggregate of 17,225,000 (approximately 81.46%) of our outstanding common shares on February 4, 2003, have consented in writing to amend the Articles of Incorporation of the Company. Accordingly, all corporate actions necessary to authorize the amendment have been taken. In accordance with the regulations under the Securities Exchange Act of 1934, the amendment to the Articles of Incorporation of the Company will not become effective until at least 20 days after we have mailed this Information Statement to our stockholders. Promptly following the expiration of this 20-day period, we intend to effect the amendment to our Articles of Incorporation. The change in our authorized capitalization will become effective at the time of filing the Articles of Amendment.

         Our executive offices are located at 150 E. 58th Street, New York, NY 10022.

         PLEASE BE ADVISED THAT THIS IS ONLY AN INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This Information Statement is first being sent or given to the holders of our outstanding common stock, our only class of voting securities outstanding, on or about March 4, 2003. Each holder of record of shares of our

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common stock at the close of business on February 4, 2003 is entitled to receive a copy of this Information Statement.


                     AMENDMENT OF ARTICLES OF INCORPORATION

         Our board of directors and stockholders holding a majority of our outstanding voting shares have approved an amendment to our Articles of Incorporation to increase our authorized capitalization from 50,000,000 shares of common stock, $.001 par value per share to 500,000,000 shares of common stock, $.001 par value per share and 10,000,000 shares of preferred stock, $.0001 par value per share. The form of the Articles of Amendment to the Articles of Incorporation is attached hereto as Exhibit A.

         We believe the increase in capitalization is beneficial to us in that it will better enable us to raise capital through future sales of our equity securities and to engage in merger and acquisition transactions.

No Dissenters' Rights

         Holders of our voting securities are not entitled to dissenters' rights with respect to the amendment to our Articles of Incorporation.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth information as of February 4, 2003 with respect to the beneficial ownership of shares of our common stock by (i) each person known by us to be the owner of more than 5% of the outstanding shares of common stock (ii) each director and executive officer, and (iii) all executive officers and directors as a group:

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

                      Name and Address                 Shares of Common Stock         Percentage
                    of Beneficial Owner                  Beneficially Owned          Ownership (2)
                    -------------------                  ------------------          -------------
         Interactive Business Concepts, Inc.                 900,000                    4.26%
         777 Bayshore Drive, #444
         Ft. Lauderdale, FL 33304
         Richard K. Goldring                               8,566,334 (1)               40.51%
         5 Fox Chase Drive
         Watchung, NJ 07060
         Elliot Osher                                      4,333,333                   20.49%
         54 Prospect Avenue
         White Plains, NY 10606
         William Osher                                     4,333,333                   20.49%
         2955 Shell Road
         Brooklyn, NY 11224
         David Silverman                                          -0-                   0%
         158 West 81st Street
         New York, NY  10024
         All directors and executive officers             17,233,000 (1)               81.5%
         as a group (4 persons)

(1) Includes (i) 900,000 shares owned by Interactive Business Concepts, Inc., a corporation owned by Mr. Goldring and (ii) 8,000 shares owned by Irina Goldring, the wife of Richard Goldring. Excludes 400,000 stock options issued to Mr. Goldring in October 2002, each exercisable for the purchase of one share of our common stock at a price of $.56 per share.

(2)      Based upon 21,144,325 shares issued and outstanding.

Where You Can Find More Information

     We are required to comply with the reporting requirements of the Securities Exchange Act. For further information about us, you may refer to:

o    our Annual Report on Form 10-KSB for the year ended December 31, 2001;
o our Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002; and
o our Current Reports on Forms 8-K filed on March 27, 2002, July 25, 2002, and August 28, 2002 and Forms 8-K/A filed on May 28, 2002, October 2, 2002 and October 28, 2002.

     You can review these filings at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC 0330 for further information on the public reference room. These filings are also available electronically on the World Wide Web at http://www.sec.gov.
                  -------------------


March 3, 2003                           By the Order of the Board of Directors
                                                  Elliot Osher
                                                   Secretary

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                              ARTICLES OF AMENDMENT

                       TO THE ARTICLES OF INCORPORATION OF

                          SCORES HOLDING COMPANY, INC.

     Pursuant  to the  provisions  of Section  16-10a-1006  of the Utah  Revised
Business  Corporation  Act,  the  undersigned   corporation  hereby  adopts  the
following Articles of Amendment to its Articles of Incorporation.

     FIRST: The name of the corporation is Scores Holding Company Inc.

     SECOND: The following amendment to the Articles of Incorporation of Scores Holding Company Inc. was duly adopted by the directors and stockholders of the corporation in the manner prescribed by the Utah Revised Business Corporation Act, to-wit:

                           ARTICLE 4 - CAPITALIZATION
                           --------------------------

     "The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be five hundred ten million (510,000,000) shares, of which five hundred million (500,000,000) shares shall be common stock, par value $.001 per share (the "Common Stock") and ten million (10,000,000) shares shall be preferred stock, par value $.001 per share (the "Preferred Stock"). All of the shares of Common Stock shall be of one class, and shall have the same rights and preferences. When consideration is received for each share of Common Stock and Preferred Stock issued, each share will be fully paid and nonassessable.

     The shares of Preferred Stock shall be undesignated Preferred Stock and may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issuance and duly adopted by the Board of Directors of the Corporation, authority to do so being hereby expressly vested in the Corporation's Board of Directors. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors of the Corporation, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

     The authority of the Board of Directors of the Corporation with respect to each such class or series of Preferred Stock shall include, without limitation of the foregoing, the right to determine and fix:

               (i) the distinctive designation of such class or series and the number of shares to constitute such class or series;

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

               (ii) the rate at which dividends on the shares of such class or series shall be declared and paid or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

               (iii) the right or obligation, if any, of the Corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

               (iv) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

               (v) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

               (vi) the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligations;

               (vii) voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

               (viii) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

               (ix) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors of the Corporation, acting in accordance with these Articles of Incorporation, may deem advisable and are not inconsistent with the law and the provisions of these Articles of Incorporation.

          THIRD:   This   amendment   does  not   provide   for  any   exchange,
reclassification or cancellation of issued shares.

          FOURTH: The amendment increasing the authorized capitalization of the corporation was adopted by the stockholders on February 4, 2003.

          FIFTH: (a) The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows, to-wit:

        CLASS                                   NUMBER OF SHARES
      --------                                  ----------------
        Common                                     21,144,325

          (b) The number of shares voted for such amendments was 17,225,000, with none opposing and none abstaining.

     IN WITNESS WHEREOF, the undersigned President and Secretary, having been thereunto duly authorized, have executed the foregoing Articles of Amendment for the corporation under the penalties of perjury this _______ day of ____, 2003.

                                           SCORES HOLDING COMPANY INC.


                                           By:
                                                -------------------------------
                                                Name:      Richard Goldring
                                                Title:     President

ATTEST:


-----------------------------
Name:      Elliot Osher
Title:     Secretary

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